SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported	Commission File Number

November 20, 2002	1-3822

New Jersey	21-0419870

State of Incorporation	I.R.S. Employer Identification No

Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Item 5 – Other Events and Regulation FD Disclosure

On November 20, 2002, Campbell Soup Company received a Notice of Proposed Adjustment from the Internal Revenue Service challenging the treatment of gains and interest deductions from transactions involving government securities. If the proposed adjustment were upheld, it would require the Company to pay a net amount of $79 million in taxes and accumulated interest to date. The Company believes these transactions were properly reported on its federal income tax return in accordance with applicable tax laws and regulations in effect during the periods involved and intends to challenge these adjustments vigorously. While the outcome of proceedings of this type cannot be predicted with certainty, the Company believes that the ultimate outcome of this matter will not have a material impact on the Company’s financial condition or results of operation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

Date: November 21, 2002	By:	/s/ Robert A. Schiffner

Robert A. Schiffner Senior Vice President and Chief Financial Officer

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